B.H. (Barney) Adams
Chairman of the Board

April 3, 2002

Dear Adams Golf Stockholder:

I am pleased to invite you to Adams Golf's Annual Meeting of Stockholders.  The meeting will be held at 10:00 a.m. on Wednesday May 1, 2002 at Adams Golf's offices, 2801 East Plano Parkway, Plano, Texas.

At the meeting, you and the other stockholders will be asked to (1) re-elect two directors to the Adams Golf Board; (2) approve the Company's 2002 Equity Incentive Plan; and (3) ratify the appointment of KPMG LLP as our independent auditors for the current fiscal year.  You will also have the opportunity to hear what has happened in our business in the past year and to ask questions.  You will find other detailed information about Adams Golf and its operations, including its audited financial statements, in the enclosed Annual Report.

We hope you can join us on May 1st.  Whether or not you can attend, please read the enclosed Proxy Statement.  When you have done so, please mark your votes on the enclosed proxy, sign and date the proxy, and return it to us in the enclosed envelope.  Your vote is important, so please return your proxy promptly.

Yours truly,

B.H. (Barney) Adams

Adams Golf, Inc.
300 Delaware Avenue, Suite 572
Wilmington, Delaware 19801

April 3, 2002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 1, 2002

Adams Golf will hold its Annual Meeting of Stockholders at the Company's offices, 2801 East Plano Parkway, Plano, Texas, on Wednesday, May 1, 2002 at 10:00 a.m.

We are holding this meeting:

   -   to re-elect two Class I directors to serve until the 2005 Annual Meeting of Stockholders;

   -   to approve the Company's 2002 Equity Incentive Plan; and

   -   to ratify the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2002.

Your Board of Directors has selected March 29, 2002 as the record date for determining stockholders entitled to vote at the meeting.  A list of stockholders on that date will be available for inspection at Adams Golf, 2801 East Plano Parkway, Plano, Texas for at least ten days before the meeting.

This Notice of Annual Meeting, Proxy Statement, proxy and Adams Golf's 2001 Annual Report to Stockholders are being distributed on or about April 3, 2002.

By Order of the Board of Directors,

Russell L. Fleischer
Secretary

ADAMS GOLF, INC.

Proxy Statement
for meeting to be held
May 1, 2002

TABLE OF CONTENTS

GENERAL INFORMATION	1

ITEM 1. ELECTION OF DIRECTORS	3
Nominees for Election to a Three-Year Term Ending with the 2005 Annual Meeting	3
Directors Continuing in Office Until the 2004 Annual Meeting of Stockholders	4
Director Continuing in Office Until the 2003 Annual Meeting of Stockholders	4
Compensation of Directors	4
Committees of the Board of Directors; Meetings	5

STOCK OWNERSHIP
Beneficial Ownership of Certain Stockholders, Directors and Executive Officers	6
Section 16(a) Beneficial Ownership Reporting Compliance	8

MANAGEMENT
Executive Officers	8
Compensation of Executive Officers	8
Employment Contracts and Change in Control Arrangements	11
Compensation Committee Interlocks and Insider Participation	13

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Compensation Policy	14
2001 Company Performance	15
2001 Executive Compensation	15
2001 Chief Executive Compensation	15
Company Policy on Qualifying Compensation	16

AUDIT COMMITTEE REPORT	16

PERFORMANCE GRAPH	18

ITEM 2. APPROVAL OF ADAMS GOLF'S 2002 EQUITY INCENTIVE PLAN	20

ITEM 3. RATIFICATION OF KPMG AS INDEPENDENT AUDITORS	31

ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS	32

ANNEX A. 2002 EQUITY INCENTIVE PLAN	34

Please see the back cover of this Proxy Statement for directions to the Annual Meeting.

GENERAL INFORMATION

1.    Who is soliciting my proxy?

      We, the Board of Directors of Adams Golf, are sending you this Proxy Statement in connection with our solicitation of proxies for use at Adams Golf's 2002 Annual Meeting of Stockholders.  Certain directors, officers and employees of Adams Golf also may solicit proxies on our behalf by mail, phone, fax or in person.

2.    Who is paying for this solicitation?

      Adams Golf will pay for the solicitation of proxies.  Adams Golf will also reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses in forwarding our proxy materials to the beneficial owners of Adams Golf common stock.

3.    What am I voting on?

      Three items:  (1) the re-election of Robert F. MacNally and Stephen R. Patchin to the Board of Directors; (2) the approval of the Company's 2002 Equity Incentive Plan; and (3) the ratification of KPMG LLP as our independent auditors for the current fiscal year.

4.    Who can vote?

      Only those who owned common stock at the close of business on March 29, 2002, the record date for the Annual Meeting, can vote.  If you owned common stock on the record date, you have one vote per share for each matter presented at the Annual Meeting.

5.    How do I vote?

      You may vote your shares either in person or by proxy.  To vote by proxy, you should mark, date, sign and mail the enclosed prepaid envelope.  Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person - - by voting you automatically revoke your proxy.  You also may revoke your proxy at any time before the voting by giving the secretary of Adams Golf written notice of your revocation or by submitting a later-dated proxy.  If you execute, date and return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the nominees for director, FOR the approval of the Company's 2002 Equity Incentive Plan and FOR ratification of KPMG as our independent auditors.

6.    What constitutes a quorum?

      Voting can take place at the Annual Meeting only if stockholders owning a majority of the voting power of the common stock (that is, a majority of the total number of votes entitled to be cast) are present in person or represented by effective proxies.  On the record date, we had 22,480,071 voting shares of common stock outstanding with each share entitled to one vote.  Both abstentions and broker non-votes are counted as present for purposes of establishing the quorum necessary for the meeting to proceed.  A broker non-vote results from a situation in which a broker holding your shares in "street" or "nominee" name indicates to us on a proxy that it lacks discretionary authority to vote your shares.

7.    What vote of the stockholders will result in the matter being passed?

      Election of Directors.  Directors need the affirmative vote of holders of a plurality of the voting power present to be elected.  At this year's meeting, the two nominees receiving the greatest number of votes will be deemed to have received a plurality of the voting power present.  Neither abstentions nor broker non-votes will have any effect on the election of directors.

      Approval of the 2002 Equity Incentive Plan.  To approve this item, stockholders holding a majority of the shares represented in person, or by proxy, at the meeting must affirmatively vote to approve the matter.  In this case, abstentions have the same effect as a vote "against" the proposal, while broker non-votes have no effect at all.

      Ratification of KPMG.  Stockholders holding a majority of the shares represented in person, or by proxy, at the upcoming Annual Meeting must affirmatively vote to ratify KPMG as our independent auditors for the current fiscal year.  Abstentions continue to have the same effect as votes "against" the proposal and broker non-votes continue to have no effect at all.

8.    How does the Board recommend that we vote on the matters proposed?

      The Board of Directors of Adams Golf unanimously recommends that stockholders vote FOR each of the proposals submitted at the upcoming Annual Meeting.

9.    Will there be other matters proposed at the 2002 Annual Meeting?

      Adams Golf's By-laws limit the matters presented at the upcoming Annual Meeting to those in the notice of the meeting, those otherwise properly presented by the Board of Directors, and those presented by the stockholders so long as the stockholders give the secretary written notice of the matter on or before February 1, 2002.  We do not expect any other matter to come before the meeting.  If any other matter is presented at the Annual Meeting, your signed proxy gives the individuals named as proxies authority to vote your shares in their discretion.

10.   When are 2003 stockholder proposals due if they are to be included in the Company's proxy materials?

      To be considered for presentation at Adams Golf's 2003 Annual Meeting of Stockholders and included in the Company's proxy statement, a stockholder proposal must be received at Adams Golf's offices no later than December 4, 2002.  To curtail controversy as to the date on which a proposal was received by us, we suggest that proponents submit their proposals by certified mail, return receipt requested.

ITEM 1.
ELECTION OF DIRECTORS

      The Board of Directors of Adams Golf has currently set the number of directors constituting the whole Board at seven. One Board position is currently vacant.  As established by our Amended and Restated Certificate of Incorporation, these directors are divided into three classes serving staggered three-year terms.  At the upcoming Annual Meeting, you and the other stockholders will elect two individuals to serve as Class I directors whose terms will expire at the 2005 Annual Meeting.  Mr. MacNally and Mr. Patchin are now members of the Board of Directors.

      The individuals named as proxies will vote the enclosed proxy for the election of both nominees unless you direct them to withhold your votes.  If any of the nominees become unable to serve as a director before the meeting (or decide not to serve), the individuals named as proxies may vote for a substitute, or we may reduce the number of members of the Board.

      We recommend a vote FOR both of the nominees.

      Below are the names and ages of the nominees for Class I director, the Class III and Class II directors, the years they became directors, their principal occupations or employment for at least the past five years, and certain of their directorships, if any.

Nominees for Election to a Three-Year Term Ending with the 2005 Annual Meeting

Class I Directors

   -   Robert F. MacNally - Age 69, a director since May 1999.  Mr. MacNally is a retired Chairman of the Board of Tommy Armour Golf Company where he served in that capacity from 1995 until 1997. He served as President and CEO of Tommy Armour Golf Company from 1979 to 1995.

   -   Stephen R. Patchin - Age 43, a director since October 1993.  Mr. Patchin has served as President and Chief Executive Officer of Royal Oil and Gas Corp., an oil and gas exploration and production company and wholly owned subsidiary of Royal Holding Company, since June 1985 and as President and Chief Executive Officer of Royal Holding Company, Inc. since February 1990.

Directors Continuing in Office Until the 2004 Annual Meeting of Stockholders
Class III Directors

   -   B.H. (Barney) Adams - Age 63, a director since 1987.  Mr. Adams founded the Company in 1987 and has served as our Chairman of the Board from that time.  Mr. Adams served as our Chief Executive Officer from 1987 until January 2002, and as our President until August 2000.  Mr. Adams is the inventor of the Tight Lies Fairway Wood.

   -   Paul F. Brown, Jr. - Age 55, a director since August 1995.  Mr. Brown has been the Vice President, Finance and Chief Financial Officer of Royal Holding Company since 1990.

   -   Mark R. Mulvoy - Age 60, a director since April 1998.  Mr. Mulvoy is a retired executive of Sports Illustrated magazine where he was employed from 1965 to 1998.  He was Managing Editor of Sports Illustrated from 1984 through 1996 and Publisher from 1990 to 1992.

Director Continuing in Office Until the 2003 Annual Meeting of Stockholders
Class II Director

   -   Oliver G. Brewer III - Age 38, a director since October 2000.  Mr. Brewer has served as the President and Chief Executive Officer of Adams Golf since January 2002.  He was our President and Chief Operating Officer from August 2000 to January 2002 and our Senior Vice President of Sales and Marketing from September 1998 to August 2000.  He was Vice President of Sales and Marketing, Mead Containerboard, a division of Mead Corporation, from July 1997 through August 1998, and Regional Vice President-Asia Pacific, Union Camp Business Development Corporation from December 1994 through July 1997.

Compensation of Directors

      Each non-employee director who serves as a member of the Board of Directors for at least one month of each quarter receives a director fee of $5,000 plus $1,000 per meeting attended in person or by telephone (whether of the full Board or a committee thereof).  In addition, each non-employee director serving as a chairperson of any committee of the Board receives an additional $1,000 per quarter provided such person serves in such capacity for at least one month during that quarter.  During the year ended December 31, 2001, we paid our directors an aggregate of $109,000 in director fees.  We also provided our non-employee directors with Travel/Accidental Death and Dismemberment coverage in the amount of $250,000.

      Our directors are also entitled to participate in our 1998 Stock Incentive Plan or our 1999 Non-Employee Director Plan, depending on their status, and will, upon the approval of our shareholders, be eligible to participate in the Adams Golf 2002 Equity Incentive Plan.  During the year ended December 31, 2001, we issued the following stock options to our non-employee directors:

	Number of
	Securities	Exercise
	Underlying	Price Per	Expiration	Value of Options at
Name	Options Granted	Share	Date	Fiscal Year End

Robert F. MacNally	20,000 (1)	$0.63	1/11/06	$0 (2)
Paul F. Brown, Jr.	20,000 (1)	$0.63	1/11/06	$0 (2)
Stephen R. Patchin	20,000 (1)	$0.63	1/11/06	$0 (2)
Mark R. Mulvoy	20,000 (1)	$0.63	1/11/06	$0 (2)
___________

(1)	Options granted 1/11/01 and vest in four equal installments beginning on the first anniversary of the grant date and continuing on successive anniversaries thereafter.
(2)	The option maintained an exercise price in excess of the fair market value of the underlying common stock at 12/31/01.

Committees of the Board of Directors; Meetings

      Adams Golf has two standing committees; namely the Audit Committee and the Compensation Committee.

The Audit Committee

   -   Meets periodically with our independent auditors to review the general scope of audit coverage, including consideration of our accounting practices and procedures, our system of internal accounting controls, and financial reporting.

   -   Makes recommendations to the Board of Directors with respect to the appointment of our independent auditors.

During the fiscal year ended December 31, 2001, the members of the Audit Committee were Paul F. Brown, Jr., Mark R. Mulvoy and Robert F. MacNally.  The Audit Committee met twice in 2001.

Audit Fees

For the year ended December 31, 2001, KPMG, the Company's independent public accountants, billed the Company an aggregate of $130,500 for professional services rendered for the audit of the Company's consolidated financial statements for such period and the reviews of the consolidated quarterly financial statements included in the Company's 10-K and 10-Qs filed with the Securities and Exchange Commission.

In addition, the Company was billed by KPMG for non-audit related work consisting of $10,000 for an audit of the Company's 401K plan and $24,876 for tax work related to statutory compliance with certain local and international taxing authorities.  Accordingly, the Audit Committee has determined KPMG has retained its independence.

The Compensation Committee

   -   Recommends to the Board of Directors annual salaries for senior management.

   -   Recommends to the Board of Directors the administration and grant of awards under Adams Golf's 1996 Employee Stock Option Plan, 1998 Stock Option Plan, 1999 Stock Option Plan for Outside Consultants, Management Incentive Plan, and, if approved, the 2002 Equity Incentive Plan.

During the fiscal year ended December 31, 2001, the members of the Compensation Committee were Mark R. Mulvoy and Stephen R. Patchin.  The Compensation Committee met one time in 2001.

Entire Board

During the year ended December 31, 2001, the entire Board of Directors of Adams Golf met five times.  During fiscal 2001, each director attended at least 75% of the total of all meetings of the Board of Directors and any committee on which he served.

STOCK OWNERSHIP

Beneficial Ownership of Certain Stockholders, Directors and Executive Officers

      This table shows, as of March 29, 2002, the beneficial ownership of Adams Golf common stock by (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each director; (3) each executive officer named in the Summary Compensation Table on page 9; and (4) all directors and executive officers as a group.  The addresses of each executive officer and director is c/o Adams Golf, Inc., 2801 East Plano Parkway, Plano, Texas.

	Amount and Nature of
	Common Stock Beneficially Owned (1)

	Number of Shares	Right to	Percent of
Name of Beneficial Owners	Beneficially Owned	Acquire (2)	Class (3)

Beneficial Owners of 5% or More
of the Company's Common Stock

Royal Holding Company, Inc	6,374,511 (4)	0	28.4%
Directors and Named Executive Officers
B.H. Adams	2,758,743	0	12.3
Paul F. Brown, Jr.	6,384,511 (5)	5,000	28.4
Mark R. Mulvoy	1,000	10,000	*
Stephen R. Patchin	6,374,511 (5)	5,000	28.4
Robert F. MacNally	100	5,000	*
Oliver G. Brewer III	10,000	172,500	*
Russell L. Fleischer	0	27,500	*
All Executive Officers and Directors as a
Group (7 persons)	9,154,354	225,000	41.3
___________
*	Less than one percent.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.
(2)

Shares of common stock subject to options that are presently exercisable or exercisable within 60 days of March 29, 2002 are deemed to be beneficially owned by the person holding such options for the purpose of computing the beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the beneficial ownership of any other person.

(3)	Applicable percentage of ownership is based on 22,480,071 voting shares of common stock outstanding on March 29, 2002.
(4)	The address for Royal Holding Company, Inc. is 300 Delaware Avenue, Suite 306, Wilmington, Delaware 19801.
(5)

Represents 6,374,511 shares of common stock owned directly by Royal Holding Company, Inc.  Messrs. Patchin and Brown are the (1) Chief Executive Officer and President and (2) Chief Financial Officer and Vice President-Finance, respectively, of Royal Holding Company, Inc. and by virtue of these positions may be deemed to share the power to vote or direct the vote of, and to share the power to dispose or direct the disposition of, these shares of common stock.  Each Messrs. Patchin and Brown disclaim beneficial ownership of the shares of common stock held by Royal.

Section 16(a) Beneficial Ownership Reporting Compliance

      Under the U.S. securities laws, directors, certain executive officers and persons holding more than 10% of Adams Golf's common stock must report their initial ownership of the common stock, and any changes in that ownership, to the Securities and Exchange Commission. The Securities and Exchange Commission has designated specific due dates for these reports.  Based solely on our review of copies of the reports filed with the Securities and Exchange Commission and written representations of our directors and executive officers, we believe all persons subject to reporting filed the required reports on time in 2001.

MANAGEMENT

Executive Officers

      Below are the names and ages of the executive officers of Adams Golf and a brief description of their prior experience and qualifications.

   -   B.H. (Barney) Adams - Please see biography of Mr. Adams on page 3.

   -   Oliver G. Brewer III - Please see biography of Mr. Brewer on page 3.

   -   Russell L. Fleischer - Mr. Fleischer has been our Vice President and Chief Financial Officer since November 2000, our Treasurer since January 2001 and our Secretary since February 2001.  Prior to joining Adams Golf, he was a corporate officer and Senior Vice President of Finance and Administration at InterWorld Corporation, a publicly traded e-commerce infrastructure company. Before joining InterWorld, he was Vice President and CFO of InConcert, Inc., a work flow management company, after holding senior financial and strategic management positions with Check Free Corporation and Dun & Bradstreet. Mr. Fleischer holds a Masters of Business Administration from Vanderbilt University with concentrations in Finance and Accounting and an undergraduate degree from Johns Hopkins University.

Compensation of Executive Officers

      The following table shows for the fiscal years ended December 31, 1999, 2000 and 2001, compensation awarded, paid to, or earned by, our Chief Executive Officer and our other executive officers whose salary plus bonus exceeded $100,000 for any of the fiscal years indicated.

Summary Compensation Table
Long Term
Compen-
sation
Annual Compensation	Awards
				Other		All Other
				Annual	Securities	Compen-
Name and				Compen-	Underlying	sation
Principal Positions	Year	Salary	Bonus	sation	Options (#)	(1)

B.H. Adams	2001	$ 240,000	$ 96,240	$ 61,803 (2)	--	$ 3,564
Chairman of the Board	2000	240,000	28,349	49,530 (2)	--	3,564
and Chief Executive Officer	1999	240,000	--	--	--	4,766

Oliver G. Brewer III	2001	200,000	50,000		80,000	486
President and	2000	172,917	17,719	--	240,000	459
Chief Operating Officer	1999	150,000	11,250	--	30,000	455

Russell L. Fleischer	2001	175,000	34,844	--	10,000	498
Vice President,	2000	27,259 (3)	--	--	125,000	83
Chief Financial Officer,	1999	--	--	--	--	--
Secretary and Treasurer

______________

(1)	In each case, except as noted, represents group life insurance premiums paid on behalf of such officer.
(2)	Represents compensation paid to Mr. Adams for unallocated client development activities.
(3)	Mr. Fleischer became employed by Adams Golf in November 2000. Mr. Fleischer's annualized compensation for 2000 was $175,000.

Option Grants in 2001

% of Total
		Number of	Options
		Securities	Granted to
		Underlying	Employees	Exercise		Grant Date
	Date of	Options	In Fiscal	Price per	Expiration	Present
Name	Grant	Granted (1)	Year	Share	Date	Value (2)

B.H. Adams	--	--	--	--	--	--
Oliver G. Brewer III	1/12/01	80,000	14.8%	0.75	1/12/06	$ 15,600 (3)
Russell L. Fleischer	1/12/01	10,000	1.8%	0.75	1/12/06	2,000 (4)

______________

(1)	All options noted are non-transferable. The options vest in four equal installments beginning on the first anniversary of the grant date and continuing on successive anniversaries thereafter.
(2)

We calculated this amount using the Black-Scholes option pricing model, a complex mathematical formula that uses six different market-related factors to estimate the value of stock options.  The factors are stock price at date of grant, option exercise price, option term, risk-free rate of return, stock volatility and dividend yield.  The Black-Scholes model generates an estimate of the value of the right to purchase a share of stock at a fixed price over a fixed period.

(3)

Using the Black-Scholes option pricing model as described in footnote (2), the options granted to Mr. Brewer in January 2001 have a value of $0.20 per share.  The actual value, if any Mr. Brewer realizes will depend on whether the stock price at exercise is greater than the grant price, as well as Mr. Brewer's continued employment through the vesting period and the five-year option term.  The following assumptions were used to calculate the Black-Scholes value:

	Stock price at date of grant	$0.75	Option term	Five years
	Option exercise price	$0.75	Risk-free rate of return	6.0%
	Dividend yield	0%	Volatility	6.7%
(4)

Using the Black-Scholes option pricing model as described in footnote (2), the options granted to Mr. Fleischer in January 2001 have a value of $0.20 per option share.  The actual value, if any Mr. Fleischer realizes will depend on whether the stock price at exercise is greater than the grant price, as well as Mr. Fleischer's continued employment through the vesting period and the five-year option term.  The following assumptions were used to calculate the Black-Scholes value:

	Stock price at date of grant	$0.75	Option term	Five years
	Option exercise price	$0.75	Risk-free rate of return	6%
	Dividend yield	0%	Volatility	6.7%

Securities Underlying Unexercised Options at Fiscal Year End (1)

 Number of Securities
Underlying Unexercised
                           Options at Fiscal Year End (#)

Name

Exercisable

Unexercisable

B.H. Adams

0

0

Oliver G. Brewer III

135,000

295,000

Russell L. Fleischer

25,000

85,000

_____________

(1)

In each case, the options referenced maintained an exercise price in excess of the fair market value of the common stock underlying the options at December 31, 2001.

Employment Contracts and Change in Control Arrangements

      We have entered into an employment contract with Mr. Brewer, our President and Chief Executive Officer.  The term of this employment agreement runs from January 1, 2002 through December 31, 2004, unless earlier terminated.  Mr. Brewer will receive an annual base salary of at least $250,000 during the term of the agreement and is eligible for semi annual performance bonuses each in an amount equal to one-half of Mr. Brewer's annual base salary then in effect.

      The employment agreement also provides for awards of our common stock or options to purchase our common stock, subject to proper authorization from our Board of Directors and compliance with all applicable laws and regulations, in the following manner and amounts:

      Calendar Year 2002

      Retention Related Grants.  No later than December 31, 2002, we will, at our option, either (1) issue to Mr. Brewer shares of our common stock in an amount equal to four percent of our common stock calculated on a fully diluted basis together with an additional amount to be included in his annual salary to account for any taxable earnings on such an issuance, or (2) grant to Mr. Brewer options to purchase our common stock, under a plan such as the Incentive Plan proposed to be adopted at this year's Annual Meeting, in an amount equal to four percent of our common stock calculated on a fully diluted basis and at an option price of one cent per share, to vest six months after the date of grant, with the provision that if the Company is unable to cause the options to vest during this period, the Company will in lieu thereof issue the stock in accordance with the Company's first option set forth above.

      Performance Related Grants.  We will grant stock options no later than January 31, 2003, to vest within six months of the date of grant at an exercise price of one cent per share (a) in an amount equal to one and one half percent of our common stock calculated on a fully diluted basis if the Company achieves specific internal financial goals set by our Board of Directors for 2002 and/or (b) in an amount equal to one half percent of our common stock calculated on a fully diluted basis if the Company achieves a year end profit for 2002.

      Calendar Year 2003

      Retention Related Grants.  No later than December 31, 2003, we will grant to Mr. Brewer options to purchase our common stock in an amount equal to one and eight tenths percent of our common stock calculated on a fully diluted basis and at an option price of one cent per share, to vest six months after the date of grant.

      Performance Related Grants.  We will grant to Mr. Brewer options to purchase shares of our common stock no later than January 31, 2004, to vest within six months of the date of grant at an exercise price of one cent per share in an amount equal to one percent of our common stock calculated on a fully diluted basis if the Company achieves specific internal financial goals set by the Board of Directors for 2003.

      Calendar Year 2004

      Retention Related Grants.  No later than December 31, 2004, we will grant to Mr. Brewer options to purchase our common stock in an amount equal to one and four tenths percent of our common stock calculated on a fully diluted basis and at an option price of one cent per share, to vest six months after the date of grant.

      Performance Related Grants.  We will grant to Mr. Brewer options to purchase shares of our common stock no later than January 31, 2005, to vest within six months of the date of grant at an exercise price of one cent per share in an amount equal to one percent of our common stock calculated on a fully diluted basis if the Company achieves specific internal financial goals set by our Board of Directors for 2004.

      The agreement may be terminated without cause by either the Company (a "termination without cause") or by Mr. Brewer (a "termination without good reason") upon delivery of 60 days written notice or by the mutual agreement of Mr. Brewer and the Company.  The Company can terminate "for cause" if Mr. Brewer (a) deliberately and intentionally breaches any material provision of the agreement without curing such a breach within thirty days of written notice of the breach (b) deliberately and intentionally engages in gross misconduct that is materially harmful to the best interests of the Company or (c) is convicted of a felony or crime involving moral turpitude, fraud or deceit.  Mr. Brewer can terminate "for good reason" if the Company (a) materially breaches any material provision of the agreement without curing such breach within thirty days of written notice of the breach, (b) assigns Mr. Brewer any duties inconsistent in any material respect with his position or diminishes Mr. Brewer's status and reporting requirements, his authority, duties, powers or responsibilities, other than an isolated incident which is remedied within thirty days notice from Mr. Brewer, (c) fails to obtain an agreement to assume the obligations of this agreement five days before a merger, consolidation or sale of all or substantially all of the Company's assets, (d) reduces Mr. Brewer's total compensation, other than as the result of Mr. Brewer's failure to meet certain performance based goals established for purposes of determining incentive based compensation, or (e) relocates the principal offices of the Company to a location more than 75 miles from Plano, Texas.

      In the event that either the Company terminates the employment agreement without cause or Mr. Brewer terminates for good reason, then Mr. Brewer will be entitled to (a) his annual base salary and all benefits provided to Mr. Brewer and his dependants for a period of one year after the later of the date of termination or the expiration of the notice period, (b) all non-performance based stock options that Mr. Brewer was potentially eligible to receive during the calendar year in which the termination occurred, pro rated, with such options being vested at the time of termination, and (c) immediate vesting of any unvested performance based stock options granted to Mr. Brewer.

      The agreement may also be terminated in the event of the Company's failure to set certain internal financial goals or its failure to adopt a stock option plan.  In this event Mr. Brewer will be entitled to receive, upon his election to so terminate, his accrued salary and benefits through the date of termination, reimbursements for expenses actually incurred, and benefits under any benefit plan for Mr. Brewer or his dependants through the date of termination and any continuing coverage as required by law.

      The Company has entered into a Change of Control Agreement with Mr. Fleischer.  The Change of Control Agreement provides that Mr. Fleischer shall be entitled to certain compensation and benefits upon a qualifying event.  Generally, qualifying events include termination of employment upon the sale of the Company, a change of control (as defined in the agreement), or upon certain restructuring events.  The compensation and benefits include (i) payment of earned and unpaid compensation, (ii) payment of "base salary" for a period of twelve months after the qualifying event, (iii) substantially equal medical benefits for twelve months after the qualifying event, and (iv) the immediate vesting of stock options granted with a period of 120 days thereafter to exercise those options.  Termination for "cause" is not a qualifying event, and for purposes of the Change of Control Agreement, "cause" is defined to mean (i) the admission or conviction of a felony, (ii) the commission of an act of dishonesty in the course of duties, (iii) repeated disregard of policy directives, (iv) repeated failure to satisfactorily perform assigned duties, or (v) breach of fiduciary responsibilities or fiduciary duties as an employee.  Mr. Fleischer's Change of Control Agreement will expire on February 12, 2003.

      Our Board of Directors can, among other things, provide for accelerated vesting of the shares of common stock subject to outstanding options held by an executive officer or director including the persons designated as named executive officers in connection with certain changes of control of Adams Golf.

Compensation Committee Interlocks and Insider Participation

      During 2001, the Compensation Committee consisted of Messrs. Mulvoy and Patchin.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Policy

      The Compensation Committee of the Board of Directors establishes and administers our executive compensation programs.  The full Board of Directors of Adams Golf reviews the Committee's recommendations and approves the salaries of all elected officers, including the named executive officers who appear in the Summary Compensation Table on page 8.  The Committee reviews salary recommendations for executive officers and is responsible for all other elements of executive compensation, including annual and long-term incentive awards.

      Our goal is to attract, retain and reward a highly competent and productive employee group.  To do so, both the Compensation Committee and the Board of Directors, as a whole, have determined that it is in the best interest of the Company to provide a total compensation package that competes favorably with those offered within the sports equipment industry and geographic areas in which Adams Golf operates.  In the latter half of 1998, we commissioned an independent human resources consultant to conduct a compensation analysis.  Based on this analysis, we compared Adams Golf to a self-selected group of companies, which have been chosen based on similar sales volume and business characteristics.  There are currently 1,400 companies in this comparison group, which is subject to occasional change.  Because we believe that we compete with a much larger group of companies for qualified executives, the group of comparable companies for compensation purposes is intentionally broader than the "Peer Group" noted in our Performance Graph on page 16.

      Our current compensation package consists of three basic components: base salary, bonus awards under the Management Incentive Plan, and stock option grants under our Stock Incentive Plan.  The base salaries and stock option grants for 2001 were targeted at the 50th percentile while the Management Incentive Plan was targeted at the 75th percentile of the companies surveyed.  Executive officer salary adjustments are determined by a subjective evaluation of the individual's performance, our financial and operational performance, and the results of our assessment of comparable companies.  Although we do not utilize any formal mathematical formulae or objective thresholds (except in the case of awards under our Management Incentive Plan) particular attention is given to the operating results of Adams Golf.  We believe that specific formulae restrict flexibility and are too rigid at this stage of our development.

      Base Salary.  The base salary policy provides for compensation at competitive levels.  Increases in executive base salary are awarded for individual and overall company performance and generally reflect established merit increase guidelines applicable to all salaried employees.

      Management Incentive Plan.  The Management Incentive Plan provides the potential for quarterly and year-end incentives.  The plan was designed to create an incentive for key employees, including the Chief Executive Officer, other named officers, and management employees who are in a position to contribute to, and therefore influence, Adams Golf's annual financial performance.  The plan does not permit awards unless the Company's revenue exceeds 90% of the Company's target objectives.  In 2001, the Company met its target objective for the quarter ended March 31, 2001 and, accordingly, paid bonuses to plan participants.  Targets for other quarters, as well as the annual goals, were not met, therefore no bonuses were paid for these periods.

      Stock Incentive Plan.  The purpose of our stock incentive plan is to further align employees' interests with our long-term performance and therefore, the long-term interests of the stockholders.  Options were granted to employees who were in the position to influence business results.  Because the exercise prices provided in the options represent the fair market value of the common stock when granted, the options have no value unless the common stock appreciates in the future.  The options typically vest in 25% increments on the first, second, third and fourth anniversaries of the grant date.

2001 Company Performance

      In 2001 Adams Golf's diluted loss per common share was $0.60, compared to 2000 diluted loss per common share of $1.66.  Net revenues increased to $49.2 million in 2001 compared to $42.5 million in 2000.  The net loss for 2001 was $13.4 million as compared to a net loss in 2000 of $37.2 million.

      During 2001, Adams Golf introduced five new product lines and two new classes of products, namely the Tight Lies GT Irons and i-Woods.  The Company's revenue in 2001 grew 16% while management restructured the Company's expense base resulting in a significant improvement in the Company's operating results over the prior year.  However, the Company's financial performance in 2001 was below expected levels in the opinion of the Committee.

2001 Executive Compensation

      No base salary adjustments were made for our executive officers in 2001.  Stock option grant awards were given to Oliver G. Brewer III and Russell L. Fleischer in January 2001.  Bonus awards were issued under the Management Incentive Plan in the amounts of $50,000 to Mr. Brewer and $34,844 to Mr. Fleischer and were determined by individual and company performance.  These awards were based upon the 100% achievement of the target company goals for the first quarter of 2001 as well as individual performance throughout the year.

2001 Chief Executive Compensation

      The compensation of Chairman and Chief Executive Officer, B.H. Adams consists of the same basic components as for other executive officers.  In determining the base salary, we considered Chief Executive Officer pay of the survey group previously described and the Company's financial and operating performance.  Mr. Adams did not receive a base salary adjustment in 2001.  Under the Management Incentive Plan, Mr. Adams received a bonus award in the amount of $60,000 for the 100% achievement of the target company financial goals for the first quarter of 2001.  Mr. Adams also received $36,240 as payment for deferred first quarter 2000 bonus payments.

Company Policy on Qualifying Compensation

      We have reviewed the applicability of Section 162(m) of the Internal Revenue Code of 1986, as amended, which disallows a tax deduction for compensation to an executive officer in excess of $1.0 million per year.  We do not anticipate that compensation subject to this threshold will be paid to any executive in the foreseeable future.

      We intend to periodically review the potential consequences of Section 162(m) and may in the future structure the performance-based portion of our executive officer compensation to comply with certain exemptions provided in Section 162(m).

      The foregoing report on executive compensation is provided by the following non-employee directors, who constituted the Compensation Committee during 2001.

Mark R. Mulvoy                                             Stephen R. Patchin

AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors oversees the Company's financial reporting process on behalf of the Board of Directors and operates under a written charter adopted by the Board of Directors.  Each of the Audit Committee members satisfies the definition of independent director as established in the NASDAQ Stock Exchange Listing Standards.

      Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards.  In addition, the committee has discussed with the independent auditors the auditor's independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, which included the auditors' non-audit related tax work.

      The committee discussed with the Company's independent auditors the overall scope and plans for their respective audits.  The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.  The committee held two meetings during the fiscal year 2001.

      In reliance on the reviews and discussion referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.  The committee and the Board have also recommended the selection of the Company's independent auditors.

Paul F. Brown, Jr.               Mark R. Mulvoy                  Robert F. MacNally

In accordance with the rules of the Securities and Exchange Commission, the foregoing information, which is required by paragraphs (a) and (b) of Regulation S-K Item 306, shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to the Commission's Regulation 14A, other than as provided in the Item, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, or the Securities Exchange Act of 1934.

PERFORMANCE GRAPH

      The following performance graph compares the performance of Adams Golf common stock to the Standard and Poor's Small Cap 600 index and an industry peer group, selected in good faith, for the period from July 10, 1998, the first day of trading for the Company's shares, through December 31, 2001.  The graph assumes that the value of the investment in the Company's common stock and each index was $100 at July 10, 1998 and that all dividends were reinvested.  The Company has paid no dividends.  Performance data is provided for the last trading day closest to year end for each 1998, 1999, 2000 and 2001.

COMPARISON OF CUMULATIVE TOTAL RETURNS

July 10,

December

December

December

December

Company

1998

1998

1999

2000

2001

Adams Golf, Inc.

$ 100

$ 26

$ 10

$ 3

$ 2

S&P Small Cap 600

100

93

105

117

125

Peer Group (1)

100

51

88

94

93

____________

(1)

Peer group consists of Callaway Golf Company, Aldila, Inc. and Coastcast Corp.

      On July 30, 2001, the Company was notified
by Nasdaq that it had failed to maintain the minimum $1.00 bid price requirement for 30 consecutive trading days and that the 90 day "cure-period" for which the Company's stock would need to satisfy the minimum bid requirement of
$1.00 for ten consecutive trading days had begun.  Given the events of
September 11, 2001 in New York City and Washington D.C., Nasdaq had provided temporary relief with respect to the minimum bid price requirement until January
2, 2002 and suspended the Company's 90 day cure

 period initiated on July 30,
2001.  Effective January 2, 2002, Nasdaq reinstated the minimum bid price requirement and on February 14, 2002, again notified the Company that it had failed to meet the minimum $1.00 bid price for 30 consecutive trading days and that the 90 day "cure period" had been initiated.  If
the Company's stock is unable to satisfy the minimum bid requirement of $1.00 for ten consecutive trading days during the 90 day "cure period,"
Nasdaq will provide the Company with written notification that it has determined to delist the Company's common stock from the National Market
System.  The Company would be entitled to request a review of that determination or elect to phase down to the Nasdaq SmallCap Market in accordance with the program described below.

      On February 6, 2002 and for a one-year
period thereafter, the Securities and Exchange Commission approved a pilot program modifying the minimum bid price grace period for the Nasdaq SmallCap
Market.  Under the program, the Company could elect to phase down to the SmallCap Market at the expiration of the 90 day National Market "cure period" at which time the Company would receive an additional 90 days to achieve the minimum bid requirement of $1.00 for ten consecutive trading days.  Should the Company be unable to achieve the minimum bid requirement while continuing to demonstrate compliance with the core initial listing standards of the SmallCap Market of either (i) net income of $750,000,
(ii) stockholders' equity of $5 million or (iii) market capitalization of $50 million, the Company will be afforded an additional 180 day grace period to regain compliance.  Should the Company be unable to regain compliance, the Company's common stock would be delisted from the Nasdaq SmallCap Market at which time it could be eligible to trade on the electronic bulletin board, rather than either the Nasdaq National Market of SmallCap
Systems.  The inability to maintain a listing on the Nasdaq Stock
Market could adversely affect the ability or willingness of investors to purchase the common stock, which, in turn, would likely severely affect the market liquidity of the Company's securities.

ITEM 2.

APPROVAL OF 2002 EQUITY INCENTIVE PLAN

      General.  On February 12, 2002, our Board of Directors adopted, subject to stockholder approval, the Adams Golf, Inc. 2002 Equity Incentive Plan, the text of which is attached as Annex A to this Proxy Statement.  The plan shall become effective on May 1, 2002, and no awards shall be granted under the Incentive Plan later than ten years after the effective date.  The material features of the Incentive Plan are discussed below, but the description is subject to and is qualified in its entirety, by the full text of the Incentive Plan.  Incentive Awards will be granted for no cash consideration or for such minimal cash consideration as may be required by law.  The Incentive Plan provides for the grant of the following (each an "Incentive Award"):

-

both incentive and non-qualified stock options;

-

stock appreciation rights;

-

both restricted stock and restricted stock units;

-

dividend equivalents;

-

performance awards; and

-

other stock-based awards.

      Purpose.  We have adopted this plan to promote the interests of the Company and our stockholders, by encouraging selected employees, outside directors and consultants to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to our future success and prosperity, to enhance the value of the Company for the benefit of our stockholders, and to enhance our ability to attract and retain exceptionally qualified individuals upon whom in large measure, our sustained progress, growth and profitability depend.

      In addition to the foregoing, we have also adopted this plan and submitted it to our stockholders in partial compliance with the terms and conditions of the employment agreement we entered into with Mr. Oliver Brewer, our Chief Executive Officer.  In the event that we fail to obtain necessary stockholder approval for this plan or another plan that can effectively grant   Mr. Brewer certain stock options as set forth in his employment agreement, Mr. Brewer would have the ability, if he so chose, to terminate his employment agreement.  See - "Employment Contracts and Change in Control Arrangements" on page 11.

      Administration.  The Incentive Plan will be administered by a committee appointed by and composed of members of our Board of Directors (the "Incentive Award Committee").  The Incentive Award Committee will include no less than two members of our Board of directors who are non-employee, outside directors.  The Incentive Award Committee has the authority to determine, among other things, the following:

-

who will participate in the Incentive Plan and what form of Incentive Award will be granted;

-

 what the terms and conditions of an Incentive Award will be, including the number of shares of our common stock that will underlie the award;

-

when the Incentive Award can be exercised and for how long;

-

when, if, and under what circumstances the Incentive Award can be exercised for cash, shares of our common stock, or other securities, property or value;

-

how the Incentive Plan and any agreement issued under the Incentive Plan is to be interpreted and administered, including establishing, amending, suspending or waiving any rules and regulations to govern the administration of the Incentive Plan;

-

who, if anyone, will act as our agent in the administration of the Incentive Plan; and

-

what other action or determination, if any, is necessary or desirable for the successful administration of the Incentive Plan.

      The Incentive Committee may make these determinations in its sole discretion, unless the Incentive Plan expressly provides otherwise, and such determination will be final and binding on the participants in the Incentive Plan, upon the Company and any affiliate of the Company.

      The Incentive Committee may take action so long as two non-abstaining members remain to take action on the matter or by designating a sub-committee of not less than two members to take such action.

      Stock Subject to the Option Incentive Plan.  The number of shares of our common stock available for Incentive Awards under the Incentive Plan shall be as follows:

-

2,500,000 shares of common stock; plus

-

any shares of common stock remaining under our previous plans which will be terminated as of the effective date of the Incentive Plan, including our 1996 Employee Stock Option Plan, our 1998 Employee Stock Option Plan, our 1999 Directors Stock Option Plan, and our 1999 Consultants Stock Option Plan; plus

-

additional shares of common stock to be added upon the first day of the years 2003 through 2008 in an amount equal to the lesser of either five percent of the total number of shares of common stock issued and outstanding at such time or one million shares; plus

-

any shares of our common stock which were previously granted under the Incentive Plan or any of our previous plans but which have been forfeited or terminated.

      The Incentive Committee is limited to granting no more than five million shares of common stock through Incentive Awards in any given year.

      Dividend Equivalents and Incentive Awards that are not denominated in terms of our common stock will not be counted against the total number of shares of common stock available for grants under the Incentive Plan.

      The Incentive Committee has the authority to determine that any dividend or other distribution, recapitalization, stock split, reorganization, merger, consolidation or other corporate transaction or issuance of securities requires an appropriate adjustment to the terms of the Incentive Plan, including any one or more of the following:

-

adjustments in the number and type of our securities or other property which will be the subject of future or currently outstanding Incentive Awards;

-

adjustments in the number and type of our securities or other property specified as the annual per-participant limitation under the Incentive Plan; or

-

the grant, purchase or exercise price specified for any Incentive Award, including the amount of any cash payment to any holder of an outstanding Incentive Award, but only to the extent it would not cause the Incentive Plan to violate Section 422(b)(1) of the Code.

      Eligibility.  Any employee, outside director or consultant shall be eligible to receive an Incentive Award and any Incentive Awards granted to members of the Incentive Committee must be approved by our Board of Directors.  No eligible person may be granted any Incentive Award with respect to more than 3,000,000 shares of common stock or a Performance Award with a fair market value in excess of $10,000,000 in any one of our fiscal years.  The term of any Incentive Award will be determined by the Incentive Committee, except as specifically provided otherwise in the Incentive Plan.  Currently we have approximately 56 employees, four outside directors and ten individuals acting in a consulting capacity.

      Stock Options.  Set forth below is a description of the permissible terms of options to purchase our common stock as may be granted under the Incentive Plan.  Individual option grants may differ as to any or all of the permissible terms described below.  Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").  See "Material Federal Income Tax Information" for a discussion of the tax treatment of both incentive and non-qualified stock options.  On March 21, 2002, the closing price of our common stock as reported on the Nasdaq National Market was $0.63 per share.

      Incentive Stock Options.  The exercise price of incentive stock options under the Incentive Plan may not be less than the fair market value of the shares of our common stock subject to the option on the date the option is granted, and may not be less than 110% of such fair market value in the case of a grant to a person owning more than 10% of the combined voting power of the Company or any affiliate of the Company.

      Non-Qualified Stock Options.  The exercise of a non-qualified stock option may not be less than the fair market value of the shares of our common stock subject to the option on the date of the option grant.

      Method of Exercise.  The Incentive Committee will determine the time or times at which an option may be exercised in whole or in part and the method or methods by which and the form or forms, including, without limitation, cash shares of our common stock, other Incentive Awards, or other property or any combination thereof having a fair market value on the date of exercise equal to the respective exercise price.

      Term.  The term of any incentive stock option granted as an Incentive Award shall be set by the Incentive Committee, but in any event shall be no greater than ten years or five years in the case of a person owning more than 10% of the combined voting power of the Company or any affiliate of the Company.

      Stock Appreciation Rights.  The Incentive Committee is authorized to grant an eligible participant in the Incentive Plan a Stock Appreciation right.  On the date of exercise, a holder of a Stock Appreciation Right is entitled to receive the excess of (a) the fair market value of one share of our common stock on the date of exercise (or other date set by the Incentive Committee before the date of exercise) or (b) the grant price set by the Incentive Committee on the date of the grant.  The Incentive Committee may determine the grant price, term, methods of exercise, methods of settlement and other rights, conditions, and restrictions in connection with the grant of a Stock Appreciation Right, subject to the limitations and restrictions imposed by the Incentive Plan.

      Restricted Stock and Restricted Stock Units.  The Incentive Committee may grant shares of Restricted Stock or Restricted Stock Units subject to such restrictions that it may choose to impose, including, without limitation, limits on the right to vote a share of Restricted Stock or the right to receive a dividend or other right or property, as well as the circumstances under which such restrictions or limitations will be lifted.  If we terminate the employment of a participant holding such Restricted Stock or Restricted Stock Units at a time when such restrictions remain in effect, the holder will forfeit and we will re-acquire such shares of Restricted Stock and Restricted Stock Units; unless the Incentive Committee deems it appropriate to release the Restricted Stock and Restricted Stock Units and waive any remaining restrictions, in whole or in part.

      Performance Awards.  The Incentive Committee may grant to eligible participants Performance Awards which may take the form of cash, shares of our common stock, other property or securities, and other Incentive Awards and determine the performance goals the eligible participant must achieve during the specific performance period in order for the Performance Award to be payable to or exercisable by such participant.  The Incentive Committee shall base performance goals on any one or more of the following:

-

earnings per share;

-

return on equity;

-

return on assets;

-

total shareholder return;

-

net operating income;

-

cash flow;

-

revenues;

-

economic value added;

-

increase in share price of our common stock; or

-

cash flow return on investment.

      Dividend Equivalents.  The Incentive Committee may, subject to such terms, conditions, and restrictions as it sees fit, grant Incentive Awards that entitle the holder to receive payments that are equivalent to the amount of dividends or interest that relate to a pre-determined number of shares of our common stock, and the Incentive Committee may deem that such amounts, if any, have been reinvested in additional shares of common stock or otherwise reinvested.

      Additional Stock-Based Awards.  The Incentive Committee is hereby authorized to grant other Incentive Awards that it deems consistent with the purposes of the Incentive Plan that may be denominated or payable in, valued with reference to, or otherwise based on shares of our common stock, including securities convertible into our common stock.

      Incentive Awards Allocated for Our Chief Executive Officer.  Under the terms of our employment agreement with our Chief Executive Officer, Mr. Oliver Brewer, we are obligated to provide awards of our common stock or options to purchase our common stock.  Awards of stock options will be granted under the Incentive Plan, if adopted by our shareholders, and therefore, these Incentive Awards will not be available for other eligible participants, such as other officers, employees, non-employee directors or consultants.  A description of the Incentive Awards allocated to Mr. Brewer under his employment agreement is described above under "Employment Contracts and Change in Control Arrangements."

      The chart below shows the Incentive Awards that have been allocated to our Named Executive Officers or Directors as a Group, our Executive Officers as a group, and all employees as a group excluding our executive officers.

New Plan Benefits

Adams Golf, Inc. 2002 Equity Incentive Plan

Name and Position

Dollar Value ($)(1)

Number of Units

 B.H. Adams
   Chairman of the Board

0

0

 Oliver G. Brewer III
   President and Chief Executive Officer

384,651(2)

975,000

 Russell L. Fleischer
    Vice President and Chief Financial Officer

0

0

All Current Executive Officers as a Group

0

0

All Current Directors as a Group

0

0

All Employees, including all current officers who are not executive officers.

0

0

______________

(1)

We calculated this amount using the Black-Scholes option pricing model, a complex mathematical formula that uses six different market-related factors to estimate the value of stock options.  The factors are stock price at date of grant, option exercise price, option term, risk-free rate of return, stock volatility and dividend yield.  The Black-Scholes model generates an estimate of the value of the right to purchase a share of stock at a fixed price over a fixed period.

(2)

Using the Black-Scholes option pricing model as described in footnote (1), the options granted to Mr. Brewer under the 2002 Equity Incentive Plan have a value of $0.39 per share.  The actual value, if any, Mr. Brewer realizes will depend on whether the stock price at exercise is greater than the grant price, as well as Mr. Brewer's continued employment through the vesting period and the ten-year option term.  The following assumptions were used to calculate the Black-Scholes value:

Stock price at date of grant

$0.40

Option term

Ten years

Option exercise price

$0.01

Risk-free rate of return

6.0%

Dividend yield

0%

Volatility

7.2%

      Restrictions on Transfer.  No Incentive Award, other than Restricted Stock Awards that have been released, may be assigned, alienated, sold or transferred by a participant other than by will or by the laws of descent and distribution, nor may it be pledged, alienated or otherwise encumbered.  Any prohibited transfer or encumbrance will be void and unenforceable.

      The Committee, however, has the discretion to permit a participant to designate one or more beneficiaries to exercise the participant's right and to receive any property in regard to such Incentive Award.  Further the Committee may permit a participant to transfer an Incentive Award, other than an incentive stock option, for bona fide estate planning purposes.

      An Incentive Award must be exercised by the participant during his lifetime, or if permitted, exercised during his lifetime by a permitted transferee or by the participant's legal guardian or representative.

      Amendments to the Incentive Plan.  The Incentive Plan may be amended or terminated by our Board of Directors, which may adversely affect the rights of participants who hold Incentive Awards at the time of such amendment or termination.  Any Incentive Award may be amended, suspended, discontinued or terminated at any time by the Incentive Committee, the result of which may adversely affect the rights of participants holding Incentive Awards.  Both the Incentive Plan and any Incentive Award may be amended without a vote of the holders of our common stock, including amendments that could potentially increase the cost of the plan or change the allocation of the benefit.

Material Federal Income Tax Information

      Under present federal income tax laws, awards granted under the plan will generally have the following tax consequences:

      Non-Qualified Stock Options.  The grant of a non-qualified stock option ("NQSO") will not result in taxable income to the participant.  Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction.  Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

      The exercise of an NQSO through the delivery of previously acquired stock will generally be treated as a non-taxable, like-kind exchange as to the number of shares surrendered and the identical number of shares received under the option.  That number of shares will take the same basis and, for capital gains purposes, the same holding period as the shares that are given up.  The value of the shares received upon such an exchange that are in excess of the number given up will be includible as ordinary income to the participant at the time of the exercise.  The excess shares will have a new holding period for capital gain purposes and a basis equal to the value of such shares determined at the time of exercise.

      Neither the participant nor the transferee will realize taxable income at the time of a non-arm's-length transfer of an NQSO as a gift.  Upon the subsequent exercise of the option by the transferee, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price.  Upon a subsequent disposition of the shares by the transferee, the transferee will generally realize a short-term or long-term capital gain or loss, with the basis for computing such gain or loss equal to the fair market value of the stock at the time of exercise.

      Incentive Stock Options.  The grant of an incentive stock option ("ISO") will not result in taxable income to the participant.  The exercise of an ISO will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code).

      The excess of the fair market value of the shares at the time of the exercise of an ISO over the exercise price is an item of adjustment that is included in the calculation of the participant's alternative minimum taxable income for the tax year in which the ISO is exercised.  For purposes of determining the participant's alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the ISO exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

      If the participant does not sell or otherwise dispose of the stock within two years from the date of the grant of the ISO or within one year after receiving the transfer of such stock, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and the Company will not be entitled to any deduction for federal income tax purposes.  A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

      If the foregoing holding period requirements are not met, the participant will generally realize ordinary income, and a corresponding deduction will be allowed to the Company, at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price.  If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

      The exercise of an ISO through the exchange of previously acquired stock will generally be treated in the same manner as such an exchange would be treated in connection with the exercise of an NQSO; that is, as a non-taxable, like-kind exchange as to the number of shares given up and the identical number of shares received under the option.  That number of shares will take the same basis and, for capital gain purposes, the same holding period as the shares that are given up.  However, such holding period will not be credited for purposes of the one-year holding period required for the new shares to receive ISO treatment.  Shares received in excess of the number of shares given up will have a new holding period and will have a basis of zero or, if any cash was paid as part of the exercise price, the excess shares received will have a basis equal to the amount of the cash.  If a disqualifying disposition (a disposition before the end of the applicable holding period) occurs with respect to any of the shares received from the exchange, it will be treated as a disqualifying disposition of the shares with the lowest basis.  If the exercise price of an ISO is paid with shares of stock of the Company acquired through a prior exercise of an ISO, gain will be realized on the shares given up (and will be taxed as ordinary income) if those shares have not been held for the minimum ISO holding period (two years from the date of grant and one year from the date of transfer), but the exchange will not affect the tax treatment, as described in the immediately preceding paragraph, of the shares received.

      Stock Appreciation Rights.  The grant of a stock appreciation right ("SAR") will not result in taxable income to the participant.  Upon exercise of an SAR, the amount of cash or the fair market value of shares or other property received will be taxable to the participant as ordinary income, and a corresponding deduction will be allowed to the Company.  Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

      Performance Awards.  A participant who has been granted a performance award will not realize taxable ordinary income at the time of grant, and the Company will not be entitled to a deduction at that time.  The participant will have compensation income at the time of settlement equal to the cash and the then fair market value of the distributed performance shares, and the Company will have a corresponding deduction, subject to the discussion of Section 162(m) below.

      Restricted Stock.  A participant who has been granted an award of Restricted Stock will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a "substantial risk of forfeiture" for federal income tax purposes.  Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction.  Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting.  Dividends paid to the holder during the restriction period will also be compensation income to the participant and deductible as such by the Company.

      A participant may elect pursuant to section 83(b) of the Internal Revenue Code to have the income recognized and measured at the date of grant of restricted stock and to have the applicable capital gain holding period commence as of that date, as described below.

      A participant who has been granted a stock award that is not subject to a substantial risk of forfeiture for federal income tax purposes (for example, bonus stock) will realize ordinary income in an amount equal to the fair market value of the shares at such time, and the Company will be entitled to a corresponding deduction.

      Restricted Stock Units and Other Stock-Based Awards.  A participant who has been granted a restricted stock unit or other stock-based award will not normally realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time.  The participant will normally have compensation income at the time shares are transferred to him equal to the fair market value of the shares and the Company will have a corresponding deduction subject to the discussion of Section 162(m) below.

      Dividend Equivalents.  A participant who receives an award of dividend equivalents will generally only realize ordinary taxable income at the time or times the participant receives a settlement of such rights payable in cash or shares.  At such time the Company will be entitled to a corresponding tax deduction, subject to the discussion of Section 162(m) below.

      Section 83(b) Election.  If a participant receives shares of stock under the Plan that are nontransferable and subject to a substantial risk of forfeiture, recognition of income may be accelerated to the date of grant if the participant files an election under Code section 83(b).  Such an election must be filed with the IRS not later than 30 days after the date the property was transferred (i.e., the date of grant or issuance of the shares), and may be filed prior to the date of transfer.  A copy of the election should be filed with the Company.  If such an election is properly filed in a timely manner: (i) the Company will be entitled to a deduction at the time of grant and in an amount equal to the fair market value of the shares at the time of their grant or issuance (determined without regard to forfeiture restrictions and other non-permanent restrictions); (ii) dividends paid to such holder during the restriction period will be taxable as dividends to such holder and will not be deductible by the Company; and (iii) there will be no further tax consequences when the restrictions lapse.  Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of grant.  If a participant who has made such an election subsequently forfeits the shares, the participant will not be entitled to any deduction or loss.

      Withholding of Taxes.  Pursuant to the plan, the Company or any affiliate may deduct, from any payment or distribution of shares under the plan, the amount of any tax required by law to be withheld with respect to such payment, or may require the participant to pay such amount to the Company prior to, and as a condition of, making such payment or distribution.  Subject to rules and limitations established by the Committee, the Company or an affiliate may elect to satisfy the withholding required, in whole or in part, either by having the Company withhold shares of Company common stock from any payment under the plan or by the participant delivering shares of Company common stock to the Company.  The portion of the withholding that is so satisfied will be determined using the fair market value of the Company common stock on the date when the amount of taxes to be withheld is determined.

      The use of shares of Company common stock to satisfy any withholding requirement will be treated, for federal income tax purposes, as a sale of such shares for an amount equal to the fair market value of the stock on the date when the amount of taxes to be withheld is determined.  If previously-owned shares of Company common stock are delivered by a participant to satisfy a withholding requirement, the disposition of such shares would result in the recognition of gain or loss by the participant for tax purposes, depending on whether the basis in the delivered shares is less than or greater than the fair market value of the shares at the time of disposition.

      162(m) Limitation on Company's Deduction.  Section 162(m) of the Code generally provides that a publicly-held corporation will not be allowed a deduction for employee compensation paid for the taxable year to its chief executive officer or to its four highest compensated officers other than the chief executive officer (each, an "Applicable Employee") to the extent that such compensation with respect to any such Applicable Employee exceeds $1,000,000.  However, any compensation that qualifies as "performance-based compensation" is not subject to this deduction limitation.  The Company believes that all NQSOs and SARs awarded pursuant to the plan will qualify as performance-based compensation, and the compensation attributable to such awards will not, in the taxable year of exercise, be considered part of any non-performance-based compensation that is subject to the $1,000,000 deduction limitation.  Performance awards and any awards of dividend equivalents will qualify as performance-based compensation only to the extent that such awards are made subject to vesting restrictions that are conditioned on the attainment of Company performance goals or objectives that are generically described in the Plan.  However, awards of stock and any other award made under the Plan that is not subject to vesting or other restrictions that require the attainment of a Company performance goal that is generically described in the Plan and associated with such award will not qualify as performance-based compensation, and amounts of compensation attributable to such awards will be added, in the year otherwise deductible, to all other components of compensation that are subject to the deduction limitation.

      Change in Control.  Any acceleration of the vesting or payment of awards under the plan in the event of a change in control of the Company may cause part or all of the consideration involved to be treated as an "excess parachute payment" under Section 280G of the Code, which may subject the participant to a 20% excise tax and which may not be deductible by the Company.

     Employment Taxes.  In general, employment taxes (e.g., FICA and FUTA taxes) must be withheld or otherwise collected on any taxable compensation income recognized by a participant pursuant to the plan.  In addition, U.S. Treasury Regulations promulgated in 2001 provide that incentive stock options exercised after January 1, 2003, or the date the regulations became final regulations, whichever is later, will be subject to employment taxes upon exercise.

      Tax Advice.  The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the plan.  A participant may also be subject to state and local taxes in connection with the grant of awards under the plan.  The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

ITEM 3.

RATIFICATION OF KPMG AS INDEPENDENT AUDITORS

      Our Board of Directors, upon recommendation of the Audit Committee, has appointed KPMG as independent auditors to examine our consolidated financial statements for the fiscal year ending December 31, 2002 and to render other professional services as required.

      We are submitting the appointment of KPMG to stockholders to obtain your ratification.  KPMG has served as our independent auditors since 1997.  Representatives of KPMG will be present at the meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to questions.

      We recommend a vote FOR the ratification of KPMG as our independent auditors for the current fiscal year.

ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS

      Our By-laws provide that stockholder proposals and director nominations by stockholders may be made in compliance with certain advance notice, informational and other applicable requirements.  With respect to stockholder proposals (concerning matters other than the nomination of directors), the individual submitting the proposal must file a written notice with the secretary of Adams Golf at 2801 E. Plano Parkway, Plano, Texas 75074 setting forth certain information about the stockholder and all persons acting in concert with him or her, including the following information:

   -   a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the Annual Meeting;

   -   the names and addresses of the supporting stockholders;

   -   the class and number of shares of our stock that are beneficially owned by such persons; and

   -   any material interest of such persons in the matter presented.

The notice must be delivered to the secretary (1) at least 90 days before any scheduled meeting or (2) if less than 100 days notice or prior public disclosure of the meeting is given, by the close of business on the 10th day following the giving of notice or the date public disclosure was made, whichever is earlier.

      A stockholder may recommend a nominee to become a director of Adams Golf by giving the secretary (at the address set forth above) a written notice setting forth certain information, including:

   -   the name, age, business and residence address of the person intended to be nominated;

   -   a representation that the nominating stockholder is in fact a holder of record of Adams Golf common stock entitled to vote at the meeting and that he or she intends to be present at the meeting to nominate the person specified;

   -   a description of all arrangements between the nominating stockholder, the nominee and other persons concerning the nomination;

   -   any other information about the nominee that must be disclosed in the proxy solicitations under Rule 14(a) of the Securities Exchange Act of 1934; and

   -   the nominee's written consent to serve, if elected.

      Such nominations must be made pursuant to the same advance notice requirements for stockholder proposals set forth in the preceding paragraph.  Beginning in 2003, Adams Golf plans to hold its annual meetings on the third Wednesday in May of each year.  Accordingly, our

 2003 Annual Meeting of Stockholders is currently scheduled for May 21, 2003.  Copies of our By-laws are available upon written request made to the secretary of Adams Golf at the above address.  The requirements described above do not supersede the requirements or conditions established by the Securities and Exchange Commission for stockholder proposals to be included in Adams Golf's proxy materials for a meeting of stockholders.  The Chairman of the meeting may refuse to bring before a meeting any business not brought in compliance with applicable law and our By-laws.

ANNEX A

ADAMS GOLF, INC.

2002 EQUITY INCENTIVE PLAN

SECTION 1.   PURPOSE

The purposes of this Adams Golf, Inc. 2002 Equity Incentive Plan (the "Plan") are to encourage selected employees, outside directors and consultants of Adams Golf, Inc. (together with any successor thereto, the "Company") and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

SECTION 2.   DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a)   "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or Other Stock-Based Award granted under the Plan.

(c) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

(d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

(e)   "Consultant" shall mean a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor.  Service as a consultant shall be considered employment for all purposes of the Plan, except for purposes of satisfying the requirements of Incentive Stock Options.

(f)   "Committee" shall mean a committee of the Board of Directors of the Company, acting in accordance with the provisions of Section 3, designated by the Board to administer the Plan and composed of not less than two directors, each of whom is not an employee of the Company or an Affiliate and meets the "Non-Employee Director" eligibility requirements imposed by Rule 16b-3 (or its successor) under the Securities Exchange Act of 1934, as amended, and each of whom is an outside director for purposes of Section 162(m) of the Code.

(g) "Dividend Equivalent" shall mean any right granted under Section 6(e) of the Plan.

(h) "Employee" shall mean any employee of the Company or of any Affiliate.

(i)   "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other Securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(j) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto. 32

(k) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(l) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(m) "Other Stock-Based Award" shall mean any right granted under Section 6(f) of the Plan.

(n)   "Outside Director" shall mean a member of the Board of Directors of the Company or any Affiliate who is not an Employee.  Service as an Outside Director shall be considered employment for all purposes of the Plan, except for purposes of satisfying the requirements of Incentive Stock Options.

(o) "Participant" shall mean an Employee, Outside Director or Consultant who receives an Award under the Plan.

(p) "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

(q) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(r) "Predecessor Plans" shall mean the Company's 1996 Employee Stock Option Plan, 1998 Employee Stock Option Plan, 1999 Directors Stock Option Plan, and 1999 Consultants Stock Option Plan.

(s) "Released Securities" shall mean shares of Restricted Stock as to which all restrictions imposed by the committee have expired, lapsed, or been waived.

(t) "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan.

(u) "Restricted Stock Unit" shall mean any right granted under Section 6(c) of the Plan that is denominated in Shares.

(v)   "Shares" shall mean the shares of common stock of the Company, $.001 par value, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.

(w) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

SECTION 3.   ADMINISTRATION

Except as otherwise provided herein, the Plan shall be administered by the Committee.  Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any award; (v) determine the time or times when each Award shall become exercisable and the duration of the exercise period; (vi) determine whether, to what extent, and under what circumstances Awards may be settled in or exercised for cash, Shares, other securities, other Awards, or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances cash, shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder, and any employee, director or consultant of the Company or of any Affiliate.  In the case of any Award that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, once the Award is made, the Committee shall not have discretion to increase the amount of compensation payable under the Award that would otherwise be due upon attainment of the performance goal.  Actions of the Committee may be taken either (i) by a subcommittee, designated by the Committee, composed of two or more members, or (ii) by the Committee but with one or more members abstaining or recusing himself or herself from acting on the matter, so long as two or more members remain to act on the matter.  Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such members, shall be the action of the Committee for purposes of the Plan.

SECTION 4.   SHARES AVAILABLE FOR AWARDS

(a)

SHARES AVAILABLE. Subject to adjustment as provided in Section 4(b):

(i)

CALCULATION OF NUMBER OF SHARES AVAILABLE.  The number of Shares available for granting Awards under the Plan shall be (A) 2,500,000, plus all Shares remaining available for issuance under the Predecessor Plans on the effective date of this Plan, plus (B) additional Shares as follows:  As of January 1 of each year, commencing with the year 2003 and ending with the year 2008, the aggregate number of Shares available for granting Awards under the Plan shall automatically increase by a number of Shares equal to the lesser of (x) 5% of the total number of Shares then outstanding and (y) 1,000,000 subject to adjustment as provided in Section 4(b).  Further, if, after the effective date of the Plan, any Shares covered by an Award granted under the Plan or by an award granted under a Predecessor Plan, or to which such an Award or award relates, are forfeited, or if an Award or award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award or award, or to which such Award or award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award or award, to the extent of any such forfeiture or termination, shall again be, or shall become, available for granting Awards under the Plan.  Notwithstanding the foregoing, the maximum number of Shares with respect to which Incentive Stock Options may be granted in any year shall be 5,000,000.

(ii)

ACCOUNTING FOR AWARDS. For purposes of this Section 4,

(A)

if an Award (other than a Dividend Equivalent) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; and

(B)

Dividend Equivalents and Awards not denominated in Shares shall not be counted against the aggregate number of Shares available for granting Awards under the Plan.

(iii)

SOURCES OF SHARES DELIVERABLE UNDER AWARDS. Any shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of Treasury Shares.

(b)

ADJUSTMENTS.  In the event that the Committee shall
determine that any dividend or other distribution (whether in the form of cash,
Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, purchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and

                                                                      34

 type of
Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the number and type of Shares (or other securities or property) specified as the annual per-participant limitation under Section 6(g)(vi), and (iv) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate
Section 422(b)(1) of the Code or any successor provision thereto; and provided, further, however, that the number of Shares subject to any award denominated in
Shares shall always be a whole number.

SECTION 5.   ELIGIBILITY

Any Employee, Outside Director or Consultant shall be eligible to receive Awards under the Plan.  Any Awards granted to members of the Committee shall be approved by the Board of Directors of the Company.

SECTION 6.   AWARDS

(a)

OPTIONS.  The Committee is hereby authorized to grant Options with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(i)

EXERCISE PRICE.  The exercise price per Share of each Option shall be determined by the committee; provided, however, that such exercise price per Share under any Incentive Stock Option shall not be less than 100% (110% in the case of a "10-percent shareholder as such term is used in Section 422(c)(5) of the Code) of the Fair Market Value of a Share on the date of grant of such Incentive Stock Option.

(ii)

OPTION TERM.  The term of each Option shall be fixed by the Committee, provided that no Incentive Stock Option shall have a term greater than 10 years (5 years in the case of a "10-percent shareholder) as such term is used in Section 422(c)(5) of the Code).

(iii)

TIME AND METHOD OF EXERCISE.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv)

INCENTIVE STOCK OPTIONS.  The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

(b)

STOCK APPRECIATION RIGHTS.  The Committee is hereby
authorized to grant Stock Appreciation Rights.  A Stock Appreciation
Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of 1. the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise over
2. the grant price of the right as specified by the
Committee.  Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the
Committee.  The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)

RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

(i)

ISSUANCE. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units.

                                               35

(ii)

RESTRICTIONS.  Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(iii)

REGISTRATION.  Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.  In the event any stock certificate is issued in respect of Shares of restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iv)

FORFEITURE.  Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.  Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the Participant promptly after such Restricted Stock shall become Released Securities.

(d)

PERFORMANCE AWARDS.  The Committee is hereby authorized to grant Performance Awards.  Subject to the terms of the Plan, a Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish.  Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.  The goals established by the Committee shall be based on any one, or combination of, earnings per share, return on equity, return on assets, total shareholder return, net operating income, cash flow, revenue, economic value added, increase in Share price or cash flow return on investment, or any other measure the Committee deems appropriate.  Partial achievement of the goal(s) may result in a payment or vesting corresponding to the degree of achievement.

(e)

DIVIDEND EQUIVALENTS.  The Committee is hereby authorized to grant Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.  Subject to the terms of the Plan, such Awards may have such terms and conditions as the Committee shall determine.

(f)

OTHER STOCK-BASED AWARDS.  The Committee is hereby authorized to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with applicable law.  Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards.

(g)

GENERAL.

(i)

 NO CASH CONSIDERATION FOR AWARDS.  Awards shall be granted for no cash

                                                 36

consideration or for such minimal cash consideration as may be required by applicable law.

(ii)

AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate.  Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time or at a different time from the grant of such other Awards or awards.

(iii)

FORMS OF PAYMENT UNDER AWARDS.  Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.  Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

(iv)

LIMITS ON TRANSFER OF AWARDS.  No Award (other than
Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the
Committee, a) designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any
Award upon the death of the Participant or b) transfer any Award other than an
Incentive Stock Option for bona fide estate planning purposes.  Each
Award, and each right under any Award, shall be exercisable, during the
Participant's lifetime, only by the Participant, a permitted transferee or, if permissible under applicable law, by the Participant's guardian or legal representative.  No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v)

TERM OF AWARDS.  The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

(vi)

PER-PERSON LIMITATION ON AWARDS.  The number of Shares with respect to which Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and other Awards may be granted under the Plan to an individual Participant in any one fiscal year of the Company shall not exceed 3,000,000 Shares, subject to adjustment as provided in Section 4(b).  The maximum fair market value of payments to an individual Participant under Performance Awards in any one fiscal year of the Company shall not exceed $10,000,000.

(vii)

SHARE CERTIFICATES.  All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                                               37

SECTION 7. AMENDMENT AND TERMINATION

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)

AMENDMENTS TO THE PLAN.  The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan, including, without limitation, any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, without the consent of any share owner, Participant, other holder or beneficiary of an Award, or other Person.

(b)

AMENDMENTS TO AWARDS.  The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively, without the consent of any Participant, other holder or beneficiary of an Award.

(c)

ADJUSTMENTS OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS.  Except as provided in the following sentence, the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.  In the case of any Award that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, the Committee shall not have authority to adjust the Award in any manner that would cause the Award to fail to meet the requirements of Section 162(m).

(d)

CORRECTION OF DEFECTS, OMISSIONS, AND INCONSISTENCIES.  The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 8. GENERAL PROVISIONS

(a)

NO RIGHTS TO AWARDS.  No Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Outside Director, Consultants, other holders or beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to each recipient.

(b)

DELEGATION.  The Committee may delegate to one or more officers or managers of the Company or any Affiliate, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend, or terminate Awards held by, Employees, Consultants, or other holders or beneficiaries of Awards under the Plan who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, and who also are not "covered employees" for purposes of Section 162(m) of the Code.

(c)

WITHHOLDING.  The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

(d)

NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional

                                                                      38

 compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e)

NO RIGHT TO EMPLOYMENT.  The grant of an Award shall not be construed as giving a Participant the right to remain an employee, director or consultant of the Company or any Affiliate.  Further, the Company or an Affiliate may at any time terminate the service of any employee, director or consultant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f)

GOVERNING LAW.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

(g)

SEVERABILITY.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(h)

NO TRUST OR FUND CREATED.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i)

NO FRACTIONAL SHARES.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Share, or whether such fractional Shares of any rights thereto shall be canceled, terminated, or otherwise eliminated.

(j)

HEADINGS.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 9.   EFFECTIVE DATE OF THE PLAN

Subject to the approval of the shareholders of the Company, the Plan shall be effective May 1, 2002 (the "Effective Date"); provided, however, that to the extent that Awards are granted under the Plan before its approval by shareholders, the Awards will be contingent on approval of the Plan by the shareholders of the Company at an annual meeting, special meeting, or by written consent.

SECTION 10.  TERM OF THE PLAN

No Award shall be granted under the Plan more than 10 years after the Effective
Date.  However, unless otherwise expressly provided in an applicable
Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such
Award, and the authority of the Board of Directors of the Company to amend the
Plan, shall extend beyond such date.

SECTION 11.  TERMINATION OF PREDECESSOR PLANS

Upon the Effective Date, the Predecessor Plans shall terminate and no further awards or grants may be made under such Predecessor Plans.

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ADAMS GOLF

2801 East Plano Parkway

Plano, Texas 75074

(972) 673-9000

Directions to Adams Golf's Annual Meeting of Stockholders

From DFW Airport:  Proceed to North exit from terminal.  After the tollbooth, stay left to enter Hwy. 121 North.  Stay right on Hwy. 121 for a short distance to Hwy. 635 East exit.  Follow Hwy. 635 eastward to Hwy. I-75 North.  Keep far left on Hwy. 635 for the I-75 exit ramp.  Follow I-75 north approximately six miles to the Plano Parkway exit.  Turn right on Plano Parkway and follow approximately two miles through the Jupiter Road intersection. Adams Golf is located on the left (north) side of Plano Parkway.

From Love Field:  Exit Love Field and turn left on Mockingbird Lane.  Proceed to North Dallas Tollway, go left (north) to the Hwy. 635 exit.  Follow Hwy. 635 eastward to Hwy. I-75 North.  Keep far left on Hwy. 635 for the I-75 exit ramp.  Follow I-75 north approximately six miles to the Plano Parkway exit.  Turn right on Plano Parkway and follow approximately two miles through the Jupiter Road intersection.  Adams Golf is located on the left (north) side of Plano Parkway.

We are delivering one copy of this proxy statement to households even when multiple stockholders share the same address unless we have received instructions to the contrary from one of these stockholders.  Upon a written or verbal request from a stockholder at a shared address, we will deliver a separate copy of this proxy statement and will deliver separate copies of any future proxy statement or annual report if desired.  Such a request may be made by contacting Patty Walsh, Investor Relations, Adams Golf, Inc., 2801 East Plano Parkway, Plano, TX 75074 (972-673-9850).